Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TCW Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 33-53372 on Form N-1A, of our reports dated December 18, 2009 relating to the financial statements and financial highlights of TCW Funds, Inc. including TCW Balanced Fund, TCW Dividend Focused Fund, TCW Focused Equities Fund, TCW Growth Fund, TCW Growth Equities Fund, TCW Large Cap Growth Fund, TCW Relative Value Large Cap Fund, TCW Relative Value Small Cap Fund, TCW Select Equities Fund, TCW Small Cap Growth Fund, TCW Value Opportunities Fund, TCW Conservative Allocation Fund, TCW Moderate Allocation Fund, TCW Aggressive Allocation Fund, TCW Money Market Fund, TCW Core Fixed Income Fund, TCW Emerging Markets Fund, TCW High Yield Bond Fund, TCW Short Term Bond Fund and TCW Total Return Bond Fund appearing in the Annual Reports on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2009 and to the reference to us on the cover page of the Statement of Additional Information and under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 8, 2010